UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : November 27, 2007
ARCHSTONE-SMITH OPERATING TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10272	90-0042860
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

9200 E. Panorama Circle, Suite 400, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)
(303) 708-5959
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Amended and Restated Credit Agreement
Guarantee and Collateral Agreement

Item 1.01     Entry into a Material Definitive Agreement.
     On November 27, 2007, Archstone-Smith Operating Trust (“ASOT” or “Borrower”) entered into an amended and restated credit agreement (the “Amended Credit Agreement”) by and among ASOT, as Borrower, Lehman Brothers Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, Barclays Capital Real Estate Inc., as Documentation Agent, and Lehman Commercial Paper Inc., as Administrative Agent, the parent and affiliate guarantors named therein, and the other lenders from time to time parties thereto (collectively, the “Loan Parties”). Each of Lehman Brothers Inc., one of the lead arrangers and bookrunners, and Lehman Commercial Paper Inc., the administrative agent, is an affiliate of Lehman Brothers Holdings Inc., an affiliate of which, together with an affiliate of Tishman Speyer Real Estate Venture VII, L.P. controls the sole trustee of ASOT.
     The Amended Credit Agreement amends and restates in its entirety the credit agreement, dated as of October 5, 2007, by and among the Loan Parties. As disclosed in ASOT’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, the original credit agreement contained a $750 million revolving facility that can be used by ASOT or certain of its affiliates, with a $75 million swing line and a letter of credit commitment with a maximum of $425 million for the first year, which decreases thereafter. The revolving credit facility bears interest at LIBOR plus 3.00% and has a maturity date of October 5, 2011. The original facility also included a $2.4 billion term loan (“Tranche A Term Loan”) maturing on October 5, 2011, bearing interest at LIBOR plus 3.00% and a $1.981 billion term loan (“Tranche B Term Loan”) maturing on October 5, 2012, bearing interest at LIBOR plus 3.25%. The swing line loans bear interest at the same rate as the revolving credit facility.
     Pursuant to the Amended Credit Agreement, the Borrower may request up to an additional $695 million in Tranche B Term Loans to repay a portion of the existing Tranche A Term Loan as well as to finance additional expenses in connection with the recent merger of ASOT and Archstone-Smith Trust with entities controlled by affiliates of Lehman Brothers Holdings Inc. and Tishman Speyer Real Estate Venture VII, L.P. (collectively, the “Merger”). The additional Tranche B Term Loan has the same terms as the original Tranche B Term Loan, including a maturity date of October 5, 2012 and an interest rate of LIBOR plus 3.25%. On November 27, 2007, the Borrower borrowed $695 million of additional term loans under the Amended Credit Agreement, the proceeds of which were used to prepay approximately $635 million of the Tranche A Term Loans and to pay certain Merger-related costs. After giving effect to the Amended Credit Agreement and the borrowings thereunder, a $1.75 billion Tranche A Term Loan and a $3.014 billion Tranche B Term Loan are outstanding.
     Pursuant to the Amended Credit Agreement, if the combined leverage ratio and tangible net worth covenants are not satisfied on the last day (the “Test Date”) of a fiscal quarter, (i) on or prior to the last day of the fiscal quarter ending two quarters immediately after the Test Date, outstanding loans shall be prepaid and/or outstanding letters of credit cash collateralized by an amount necessary to bring the Borrower in compliance with these financial covenants as of the applicable Test Date, and (ii) the interest rates of all loans under the Amended and Restated Credit Agreement will increase by 1.0% from the Test Date until the date of such prepayment or collateralization.
     In addition to the increased Tranche B Term Loan described above, the Amended Credit Agreement also provides that the Borrower, at any time, may request up to an aggregate principal amount of $250 million of new term loans, which may be used for working capital, including refinancing revolving loans, and which otherwise have substantially the same terms as the Tranche B Term Loan. Further, if certain conditions are satisfied, the Borrower may request up to an aggregate principal amount of $250 million increase in the revolving credit facility, provided that the total revolving credit commitments and outstanding term loans may not exceed $1.0 billion at any time.
     The Tranche A Term Loan remains payable in four annual installments ending on October 5, 2011, but the Amended Credit Agreement increases the amount of each of the first three installments. Certain other covenants were also modified, including those regarding restricted payments.
     The Amended Credit Agreement contains other customary terms, including customary financial and other covenant requirements.

     In connection with the original credit agreement, ASOT and certain parent and subsidiary guarantors (collectively, the “Guarantors”) entered into a guarantee and collateral agreement (the “Guarantee”), pursuant to which the parent and subsidiary guarantors guarantee ASOT’s obligations under the credit agreement, and ASOT guarantees the guarantors’ obligations under certain hedge agreements with the lenders under the credit agreement and certain of their affiliates. Further, the Guarantors’ obligations under the credit agreement and the Guarantee are secured by certain property of the Guarantors, including substantially all of the capital stock owned by each of the Guarantors. The Guarantee was not amended in connection with the Amended Credit Agreement.
     The foregoing description of the Credit Agreement and the Guarantee does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement and the Guarantee, a copy of each of which has been filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated in this Item 1.01 by reference.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 of this report is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are included with this report.

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated November 27, 2007 by and among Archstone-Smith Operating Trust and the other guarantors thereto and Lehman Brothers Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, Barclays Capital Real Estate Inc., as Documentation Agent, and Lehman Commercial Paper Inc., as Administrative Agent, and the other lenders from time to time parties thereto.

10.2	Guarantee and Collateral Agreement made by Archstone-Smith Operating Trust and certain of its subsidiaries and parent guarantors in favor of Lehman Commercial Paper Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHSTONE-SMITH OPERATING TRUST
Date: December 3, 2007	By:	/s/ Thomas S. Reif
		Name:	Thomas S. Reif
		Title:	Group Vice President and Associate General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated November 27, 2007 by and among Archstone-Smith Operating Trust and the other guarantors thereto and Lehman Brothers Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, Barclays Capital Real Estate Inc., as Documentation Agent, and Lehman Commercial Paper Inc., as Administrative Agent, and the other lenders from time to time parties thereto.

10.2	Guarantee and Collateral Agreement made by Archstone-Smith Operating Trust and certain of its subsidiaries and parent guarantors in favor of Lehman Commercial Paper Inc.